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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

            Each of the directors of Knowles Electronics Holdings, Inc. (the "Company"), which proposes to file with the United States Securities and Exchange Commission (the "SEC") under the provisions of the Securities Act of 1933, as amended, in connection with the public offering of the 13 1/8% Senior Subordinated Notes due 2009 (the "Notes") of the Company, a Registration Statement on Form S-4 and any other applicable form prescribed by the SEC for the registration under said Act of the Notes, hereby constitutes and appoints Stephen D. Petersen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, for him and in his name, place and stead and on his behalf, in any and all capacities, to sign such Registration Statement on Form S-4 and any and all amendments, including post-effective amendments, and other documents relating thereto and to file on behalf of the Company such Registration Statement on Form S-4 and any and all amendments with all exhibits thereto and any and all other information and documents in connection therewith, with the SEC, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person as a director, as the case may be, of the Company, and hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof, and this power of attorney shall remain in effect until December 31, 2000.

        Signature                        Title(s)                     Date
        ---------                        --------                     ----


/s/ JAMES E. KNOWLES         Class B Director of the Company      June 22, 2000
---------------------------
James E. Knowles


/s/ KENNETH JOHN TERRY       Class A Director of the Company      June 23, 2000
---------------------------
Kenneth John Terry


/s/ KEVIN LUZAK              Class A Director of the Company      June 21, 2000
---------------------------
Kevin Luzak

/s/ REG. G. GARRATT
---------------------------  Class B Director of the Company      June 22, 2000
Reg. G. Garratt